                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            VISION TWENTY-ONE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:


     ------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:


     ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     ------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:


     ------------------------------------------------------------------------
     (5)  Total fee paid:


     ------------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials:


     ------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     (1)  Amount Previously Paid:


          -------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:


          -------------------------------------------------------------------
     (3)  Filing Party:


          -------------------------------------------------------------------
     (4)  Date Filed:


          -------------------------------------------------------------------

(VISION TWENTY-ONE-LOGO)
               (VISION TWENTY-ONE A DIFFERENT POINT OF VIEW-LOGO)

                            VISION TWENTY-ONE, INC.
                             7209 BRYAN DAIRY ROAD
                              LARGO, FLORIDA 33777

                                                               Date: May 8, 1998

Dear Stockholder:

     You are cordially invited to attend the 1998 Annual Meeting (the "Meeting") of stockholders of Vision Twenty-One, Inc. (the "Company"). The Meeting will be held June 8, 1998 at 10:00 a.m., Eastern Daylight Savings Time, at the Tampa Westshore Marriott, located at 1001 North Westshore Blvd., Tampa, Florida 33607.

     The Notice of the Meeting and the Proxy Statement on the following pages cover the formal business of the Meeting, which includes the election of Directors, a proposal to amend the Company's Stock Option Plan and a proposal to ratify the appointment of the Company's independent certified public accountants. We will also report on the progress of the Company and comment on matters of current interest.

     It is important that your shares be represented at the Meeting. We ask that you promptly sign, date and return the enclosed proxy card in the envelope provided, even if you plan to attend the Meeting. Returning your proxy card to us will not prevent you from voting in person at the Meeting if you are present and choose to do so.

     If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

     Your Board of Directors and management look forward to greeting you personally at the Meeting.

                                       Sincerely,

                                       /s/ Theodore N. Gillette
                                       THEODORE N. GILLETTE
                                       Chairman of the Board and Chief Executive
                                       Officer

(VISION TWENTY-ONE LOGO)
               (VISION TWENTY-ONE A Different Point of View LOGO)

                            VISION TWENTY-ONE, INC.
                             7209 BRYAN DAIRY ROAD
                              LARGO, FLORIDA 33777

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

     Notice is hereby given that the annual meeting of stockholders of Vision Twenty-One, Inc. (the "Company"), a Florida corporation, will be held at the Tampa Westshore Marriott, located at 1001 North Westshore Blvd., Tampa, Florida 33607, on June 8, 1998, at 10:00 a.m., Eastern Daylight Savings Time (the "Meeting") for the following purposes:

          1. To elect three Directors to serve until the Annual Meeting in 2000 and until their successors are elected and qualified or until their earlier resignation, removal from office or death;

          2. To consider and vote upon a proposal to amend the Company's 1996 Stock Incentive Plan;

          3. To consider and vote upon a proposal to give the Board of Directors the authority to reallocate unused shares reserved for issuance under the Company's 1996 Affiliated Professionals Stock Plan and the Company's 1996 Stock Incentive Plan in order that such shares may be available for issuance under either of these plans.

          4. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 1998; and

          5. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of the matters to be acted upon at the Meeting. The 1997 Annual Report of the Company is also enclosed. Stockholders of record at the close of business on Monday, April 27, 1998 are entitled to receive notice of and to vote at the Meeting and any adjournment thereof.

     All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend, please sign and return the enclosed Proxy promptly in the envelope provided to assure the presence of a quorum. You may revoke your Proxy and vote in person at the Meeting if you desire. If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

     Please note that attendance at the Meeting will be limited to stockholders of the Company as of the record date (or their duly authorized representatives). If your shares are held by a bank or broker, please bring to the Meeting your bank or broker statement evidencing your beneficial ownership of Company stock.

                                      By order of the Board of Directors

                                      /s/ Richard L. Sanchez
                                      RICHARD L. SANCHEZ
                                      Secretary
Tampa, Florida
May 8, 1998

                            VISION TWENTY-ONE, INC.
                             7209 BRYAN DAIRY ROAD
                              LARGO, FLORIDA 33777
                             ---------------------

                                PROXY STATEMENT

     This Proxy Statement is furnished by the Board of Directors and management of Vision Twenty-One, Inc. (the "Company") in connection with the solicitation of proxies to be voted at the Company's 1998 Annual Meeting of Stockholders, which will be held at 10:00 a.m., Eastern Daylight Savings Time on Wednesday, June 8, 1998 at the Tampa Westshore Marriott, 1001 North Westshore Blvd., Tampa, Florida 33607 (the "Meeting"). The Meeting is the Company's first since the completion of its initial public offering of common stock, par value $.001 (the "Common Stock"), on August 18, 1997 (the "Initial Public Offering").

     Any proxy delivered pursuant to this solicitation may be revoked, at the option of the person executing the proxy, at any time before it is exercised by delivering a signed revocation to the Company, by submitting a later-dated proxy, or by attending the Meeting in person and casting a ballot. If proxies are signed and returned without voting instructions, the shares represented by the proxies will be voted as recommended by the Board of Directors.

     The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of the Company. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expense in sending proxy materials to their principals and obtaining their proxies. The approximate date on which this Proxy Statement and enclosed form of proxy has been first mailed to stockholders is May 8, 1998.

     The close of business on Monday, April 27, 1998 has been designated as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting (the "Stockholders"). As of April 29, 1998, 14,180,657 shares of the Company's Common Stock were issued and outstanding. Each Stockholder will be entitled to one vote for each share of Common Stock registered in his or her name on the books of the Company as of the close of business on Monday, April 27, 1998, on all matters that come before the Meeting.

1.  ELECTION OF DIRECTORS

     There are currently eight seats on the Board of Directors of the Company, with no vacancies. The Board is divided into three classes of Directors serving staggered three-year terms. Directors hold their positions until the annual meeting of stockholders in the year in which their term expires and until their respective successors are elected and qualified or until their earlier resignation, removal from office or death. The term of office of three of the Company's current eight Directors, Messrs. Richard T. Welch, Jeffrey I. Katz, M.D. and Herbert U. Pegues, II, M.D., will expire at the Meeting. The Board of Directors recommends that these Directors be elected at the Meeting to hold office until the Company's annual meeting in 2001 and until their successors shall be duly elected and qualified or until their earlier resignation, removal from office or death.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE RE-ELECTION OF MESSRS. WELCH, KATZ AND PEGUES AS DIRECTORS, TO SERVE TERMS AS DESCRIBED ABOVE. For further information on such nominees see "Management -- Directors and Executive Officers" and " -- Security Ownership." Stockholders may vote for up to three nominees. The affirmative vote of holders of a majority of the shares represented, in person or by proxy, and entitled to vote at the Meeting is required to elect each nominee. Abstentions will be counted toward the number of shares represented at the Meeting. Broker non-votes will be disregarded. Stockholders may not vote cumulatively in the election of Directors. In the event any of the nominees should be unable to serve, which is not anticipated, the proxy committee, which consists of Theodore N. Gillette and Richard L. Sanchez, will vote for such other person or persons for the office of Director as the Board of Directors may recommend.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth (i) the names and ages of the Directors and executive officers of the Company and the positions they hold with the Company and (ii) the names and ages of the nominees for Director listed herein. Executive officers serve at the pleasure of the Board of Directors.

NAME                                         AGE                    POSITION
----                                         ---                    --------
Theodore N. Gillette, O.D. ................  44    Chairman of the Board, Chief Executive
                                                     Officer, President and Director(1)
Richard L. Sanchez.........................  44    Chief Development Officer, Secretary and
                                                     Director
Richard T. Welch(3)........................  46    Chief Financial Officer, Treasurer and
                                                     Director(2)
Richard L. Lindstrom, M.D. ................  50    Chief Medical Officer and Director
Michael P. Block...........................  46    Executive Vice President -- Managed Care
                                                     and President -- Block Vision
Peter J. Fontaine..........................  45    Director(1)(2)
Herbert U. Pegues, II, M.D.(3).............  47    Director(1)(2)
Bruce S. Maller............................  44    Director
Jeffrey I. Katz, M.D.(3)...................  51    Director

---------------

(1) Member of Compensation Committee.
(2) Member of Audit Committee.
(3) Directors Currently Nominated for Re-Election.

     THEODORE N. GILLETTE, O.D., CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER, PRESIDENT AND DIRECTOR. Dr. Gillette has served as Chairman of the Board, Chief Executive Officer, President, and Director of the Company since its inception. Dr. Gillette has served as President and Director of the Company's wholly-owned subsidiaries, Vision 21 Physician Practice Management Company and Vision 21 Managed Eyecare of Tampa Bay, Inc. since 1984 and 1993, respectively. He obtained his Doctorate of Optometry from Southern California College of Optometry in 1979 and his Bachelor of Science from Florida State University in 1975.

     RICHARD L. SANCHEZ, CHIEF DEVELOPMENT OFFICER, SECRETARY AND DIRECTOR. Mr. Sanchez has served as Chief Development Officer, Secretary and Director of the Company since its inception. From 1993 until assuming his positions with the Company, Mr. Sanchez was Vice President of Marketing and Administration of the Company's wholly-owned subsidiary, Vision 21 Managed Eyecare of Tampa Bay, Inc. Prior to November of 1992, Mr. Sanchez worked for Exxon Corporation for over 18 years in various management positions including divisional management responsibility for over 300 employees and $600 million in revenues. Mr. Sanchez obtained his Bachelor of Science in Chemistry from Florida State University in 1975.

     RICHARD T. WELCH, CHIEF FINANCIAL OFFICER, TREASURER AND DIRECTOR. Mr. Welch has served as Chief Financial Officer, Treasurer and Director of the Company since August 1996. From December 1994 to March 1996, Mr. Welch served as Executive Vice President of Finance and Administration, and as Vice Chairman of the Board of Directors, of Sports & Recreation, Inc., a public company engaged in the business of retail sporting goods and equipment sales generating over $500 million in annual revenue, and from January 1992 to December 1994, he served as its Chief Financial Officer and a Director from January 1992 to December 1994. Mr. Welch is a certified public accountant and graduated from Louisiana State University in 1973 with a Bachelor of Science in Management and Accounting.

     RICHARD L. LINDSTROM, M.D., CHIEF MEDICAL OFFICER AND DIRECTOR. Dr. Lindstrom has served as Chief Medical Officer of the Company since September 1996 and has served as a Director since January 1997. Since October 1989, Dr. Lindstrom has maintained a private practice adjacent to the Phillips Eye Institute in Minneapolis where he serves as the Medical Director for Research and Teaching. Dr. Lindstrom holds 22 patents in ophthalmology and has given numerous presentations throughout the world including 13 named lectures. He is active on multiple educational and advisory boards including chief medical editor of Ocular Surgery News. He has co-authored two books, published 50 chapters in other books and published over 300 articles in referred journals. Dr. Lindstrom graduated from the University of Minnesota Medical School in 1972 followed by a research residency and cornea fellowship at the University of Minnesota, an Anterior Segment fellowship at Mary Shields Eye Hospital in Dallas and a third fellowship in Glaucoma/Anterior Segment at University Hospitals in Salt Lake City.

     MICHAEL P. BLOCK, EXECUTIVE VICE PRESIDENT -- MANAGED CARE AND
PRESIDENT -- BLOCK VISION. Mr. Block has served as Executive Vice President of Managed Care for the Company and as President of the Company's wholly owned subsidiary BBG-COA, Inc. (together with its subsidiaries "Block Vision"), since the Company's acquisition of Block Vision in November 1997. Mr. Block was the founder of Block Vision and served as its Chairman of the Board, President and Treasurer since its inception in 1984. Mr. Block graduated from Farleigh Dickinson University in 1973 with a Bachelor of Arts degree and has been a licensed optician in the State of New Jersey since 1974. Mr. Block is a member of the New Jersey Society of Dispensing Opticians, holds a Fellowship with the National Academy of Opticianary and is a member of the Board of Overseers of Lynn University.

     PETER J. FONTAINE, DIRECTOR. Mr. Fontaine has served as a Director of the Company since July 1996. Mr. Fontaine is currently the Chairman of the Board of Directors and Chief Executive Officer of Discount Auto Parts, Inc., a public company engaged in the business of retail automotive parts sales, and he has been employed by Discount Auto Parts, Inc. in various capacities since 1977. Mr. Fontaine has served on the Board of Directors of Discount Auto Parts, Inc. since 1996 and as its Chief Executive Officer since 1994. From 1994 to January 1997, Mr. Fontaine also served as its President.

     HERBERT U. PEGUES, II, M.D., DIRECTOR. Dr. Pegues has served as a Director of the Company since November 1996. He is currently Medical Director for managed care at the Miami Children's Hospital, Miami, Florida and administers its physician hospital organization. He has been the Vice President/Medical Director for Memorial Sisters of Charity Health System in Houston, Texas from 1995 to 1996. From 1988 to 1992, Dr. Pegues was the Associate Executive Director of Medical Affairs for Humana Healthcare Plans in Tampa, Florida and Assistant Clinical Professor of the Department of Family Medicine at the University of South Florida College of Medicine. Dr. Pegues graduated from the University of Illinois College of Medicine in 1975. He received his B.A. from Grinnell College in Grinnell, Iowa and is a Diplomate, Certified by the American Board of Family Practice and National Board of Medical Examiners. Dr. Pegues is also a Fellow of the American Academy of Family Physicians, and is licensed to practice medicine in Florida.

     BRUCE S. MALLER, DIRECTOR. Mr. Maller has served as a Director of Vision Twenty-One since November 1996 and is an ophthalmology practice management consultant to the Company. He is the founder of, and has been the President of, the BSM Consulting Group of Incline Village, Nevada since 1978. BSM provides consulting services predominantly in the fields of ophthalmology and cardiology and to individual physicians and corporate clients such as Allergan, Inc., Boston Scientific, Columbia/HCA Healthcare, Inc. and Vision Twenty-One. Mr. Maller has served as a Vice-President of Summit Medical Systems, Inc., the parent company of BSM since October 1995. Mr. Maller is a frequent lecturer for various medical societies, including the American Academy of Ophthalmology and the American Society of Cataract and Refractive Surgery. Mr. Maller also heads BSM Healthcare Publications, which produces works related to the field of medical practice management. Mr. Maller received his Bachelor of Arts degree from the University of Colorado in 1975.

     JEFFREY KATZ, M.D., DIRECTOR. Dr. Katz has served as a Director of the Company since January 1997. Dr. Katz has operated an ophthalmology practice at the Eye Institute of Southern Arizona in Tucson since 1984. He also serves as a clinical associate professor in the Department of Ophthalmology at the University of Arizona in Tucson and is the past president of the Tucson Ophthalmologic Society. Dr. Katz graduated from George Washington University Medical School in 1972. He was chief of ophthalmic surgery at El Dorado Hospital in Tucson and has served as the Medical Director for the Tucson Laboratory of the Arizona Lions eye Bank since 1978.

     Pursuant to the terms of the Company's Articles of Incorporation and Bylaws, the Board of directors has the power to set the number of directors. The number of directors is presently set at eight members. The directors are divided into three classes. Each director in a particular class is elected to serve a three-year term or until his or her successor is duly elected and qualified. The classes are staggered so that their terms expire in successive years resulting in the election of only one class of directors each year. The Class I directors are Mr. Welch and Drs. Pegues and Katz, the Class II directors are Messrs. Sanchez and Fontaine, and the Class III directors are Drs. Gillette and Lindstrom and Mr. Maller. The initial terms of the current Class I, Class II and Class III directors will expire at the annual meeting of the stockholders of the Company in 1998, 1999 and 2000, respectively. Officers of the Company are appointed by the Board of Directors and hold office until the first meeting of directors following the annual meeting of stockholders and until their successors are appointed, subject to the terms of any applicable employment agreement or to earlier removal by the Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS

     Following the Initial Public Offering, the Board of Directors established the Audit and Compensation Committees. The Company's two independent Directors are Messrs. Peter J. Fontaine and Herbert U. Pegues, II. Messrs. Fontaine and Pegues serve on the Company's Audit and Compensation Committees. Mr. Pegues has been nominated for re-election to the Board. The Board of Directors does not have a Nominating Committee. The entire Board of Directors functions as a Nominating Committee, and the Board will consider written recommendations from stockholders for nominations to the Board of Directors in accordance with the procedures set forth in the By-Laws of the Company. There are no arrangements or understandings between any Director or nominee and any other person concerning service or nomination as a Director.

     The Board of Directors held three formal meetings during 1997. All actions prior to the Company's Initial Public Offering were accomplished through the unanimous written consent of the Directors without a meeting including, but not limited to, the Company's reverse stock split during the year in June which resulted in the exchange of 1 share for every 1.5 shares of Common Stock issued and outstanding at the time of the split. All share amounts referenced in this proxy statement give effect to such stock split.

     The Audit Committee was formed shortly after the Initial Public Offering. It held one meeting in 1997. The Audit Committee consists of Director Richard T. Welch and the Company's two independent Directors, Messrs. Fontaine and Pegues. The Audit Committee recommends the appointment of the independent public accountants of the Company, discusses and reviews the scope and fees of the prospective annual audit and reviews the results thereof with the independent public accountants, reviews and approves non-audit services of the independent public accountants, reviews compliance with existing major accounting and financial policies of the Company, reviews the adequacy of the financial organization of the Company, reviews management's procedures and policies relative to the adequacy of the Company's internal accounting controls and compliance with federal and state laws relating to accounting practices, and reviews and approves (with the concurrence of the majority of the disinterested Directors of the Company) transactions, if any, with affiliated parties.

     The Compensation Committee was formed shortly after the Initial Public Offering. It held one meeting in 1997. The Compensation Committee consists of Director Theodore N. Gillette and the Company's two independent Directors, Fontaine and Pegues. The Compensation Committee's principal function is to make recommendations to the Board of Directors with respect to the compensation and benefits to be paid to officers, and perform other duties prescribed by the Board with respect to employee stock plans and benefit programs.

     In 1997, incumbent Directors, Richard T. Welch, Herbert U. Pegues and Jeffrey I. Katz, who are nominated for re-election, participated in all actions taken by the Board.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Articles of Incorporation (the "Articles") provide that a Director will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of duty of loyalty; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of laws; (iii) for liability under the Florida Business Corporation Act (relating to certain unlawful dividends, stock repurchases or stock redemptions); or (iv) for any transaction from which the director derived any improper personal benefit. The Company's Bylaws provide that the Company will indemnify each director and such of the Company's officers, employees and agents as the Board of Directors shall determine from time to time to the fullest extend provided by the Florida Business Corporation Act.

     The Company has entered into indemnification agreements (the "Indemnification Agreements") with all of its directors and certain of its officers. Similar Indemnification Agreements may from time to time be entered into with additional officers of the Company or certain other employees or agents of the Company. At present, there is no material pending litigation or proceeding involving a director, officer, employee or agent of the Company where indemnification is required or permitted, nor is the Company aware of any threatened litigation or proceeding that may result in a claim for such indemnification. The Company is also empowered under its Articles to purchase and maintain insurance or furnish similar protection on behalf of any person who is required or permitted to indemnify and the Company has acquired such insurance in connection with such individuals that the Company believes is warranted.

DIRECTOR'S COMPENSATION

     Directors are reimbursed for expenses in connection with attendance at Board and Committee meetings. Directors who are not officers of the Company or affiliates of major stockholders are paid $1,000 per meeting plus expenses. In addition, non-employee directors may be awarded options under the Company's 1996 Stock Incentive Plan. During the year, non-employee directors were each awarded options under the 1996 Stock Incentive Plan to purchase 4,000 shares of the Company's Common Stock.

     In 1996, the Company entered into a five-year Advisory Agreement with Mr. Bruce S. Maller, a director of the Company (the "Advisory Agreement"), pursuant to which Mr. Maller renders certain advisory services to the Company, including the identification and integration of ophthalmology practices and the provision of assistance to the Company with its strategic planning, growth and development. In consideration for such services, the Company issued to Mr. Maller 125,627 shares of Common Stock. A decreasing percentage of such shares are subject to forfeiture in the event the Advisory Agreement is terminated "for cause" prior to January 1, 2000. The shares issued to Mr. Maller pursuant to the Advisory Agreement are subject to certain piggyback and demand registration rights. In 1995, the Company also entered into a five-year services agreement with the BSM Consulting Group ("BSM"), a consulting company of which Mr. Maller is an employee and the sole owner (the "BSM Services Agreement"), pursuant to which BSM agreed to provide substantial consulting services to assist the Company with its operational and management development. The fees payable to BSM for such services are approximately $40,000 per month. Payments earned by BSM under the BSM Services Agreement were approximately $600,000 in the year ended December 31, 1997.

     Effective September 9, 1996, the Company entered into a services agreement with Dr. Richard L. Lindstrom (the "Lindstrom Services Agreement"), a director of the Company, pursuant to which Dr. Lindstrom provides certain consulting and advisory services primarily related to assisting the Company in the identification and integration of Affiliated Providers into the Company's managed eye care delivery network and assistance in the development of Affiliated Provider practices. In consideration for his services, Dr. Lindstrom is paid $60,000 annually, and received 108,133 shares of Common Stock, of which 40% is non-forfeitable and the remaining 60% is subject to forfeiture in various amounts if the Lindstrom Services Agreement is terminated by the Company for cause or by Dr. Lindstrom prior to August 31, 2000. The shares issued to Dr. Lindstrom pursuant to the Lindstrom Services Agreement are subject to certain piggyback and demand registration rights. Payments earned by Dr. Lindstrom under the Lindstrom Services Agreement were $60,000 in the year ended December 31, 1997.

     The Company acquired all of the stock of a corporation in which Dr. Lindstrom owned an 8% interest, for a total purchase price of $700,000, which was paid in full from the net proceeds from the Initial Public Offering. The Company also entered into regional service agreements with the shareholders of Midwest Eye

Care Alliance, Inc. ("M.E.C.A."), which included Dr. Lindstrom, following its acquisition by the Company (collectively the "Regional Agreements"). The Regional Agreements provide for Dr. Lindstrom and the other former M.E.C.A. Shareholders to render advisory services to the Company in connection with identifying potential ophthalmology and optometry practices in the Midwestern region of the United States for acquisition or affiliation and assisting the Company in negotiating agreements with such practices in exchange for specific cash compensation that varies among the Regional Agreements. Dr. Lindstrom will receive a total of $40,000 per year for each of the three years of his Regional Agreement.

     See "Certain Transactions" for additional information on certain members of management.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and any other equity securities of the Company. The Company did not become subject to such requirements until the Initial Public Offering. To the Company's knowledge, based solely upon a review of the forms, reports and certificates furnished the Company by such persons in conjunction with the Initial Public Offering, all such reports were filed on a timely basis.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

     The following table sets forth, as of April 29, 1998, information as to the beneficial ownership of the Company's Common Stock by (i) each person known to the Company as having beneficial ownership of more than 5% of the Company's Common Stock, (ii) each person serving the Company as a Director on such date and each nominee for Director, (iii) each person serving the Company as an executive officer on such date who qualifies as a "named executive officer" as defined in Item 402(a)(3) of Regulation S-K under the Securities Exchange Act of 1934, and (iv) all of the Directors and executive officers of the Company as a group.

                               SECURITY OWNERSHIP

                                                              SHARES BENEFICIALLY   PERCENT BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                            OWNED(2)               OWNED(2)
---------------------------------------                       -------------------   --------------------
Theodore N. Gillette, O.D.(3)...............................       1,860,558                13.1%
Gillette Family Limited Partnership(4)......................       1,702,494                12.0
Richard L. Sanchez(5).......................................         593,329                 4.2
Peter J. Fontaine(6)........................................         361,755                 2.6
Bruce S. Maller(7)..........................................         271,644                 1.9
Jeffrey I. Katz, M.D.(8)....................................         270,808                 1.9
Richard L. Lindstrom, M.D.(9)...............................         261,197                 1.8
Michael P. Block(10)........................................         116,908                   *
Richard T. Welch(11)........................................          68,000                   *
Herbert U. Pegues, II, M.D.(11).............................           1,333                   *
All directors and executive officers as a group (9
  persons)..................................................       3,805,532                26.7%

---------------

   * Less than one percent.
 (1) Unless otherwise indicated, the address of each of the beneficial owners identified is 7209 Bryan Dairy Road, Largo, Florida 33777.
 (2) Based on 14,180,657 shares of Common Stock outstanding (excluding contingent shares held in escrow in conjunction with certain acquisitions). Pursuant to the rules of the Securities and Exchange Commission (the "Commission"), certain shares of Common Stock which a person has the right to acquire within 60 days of the date hereof pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
 (3) Represents (a) 1,702,494 shares owned by the Gillette Family Limited Partnership over which Dr. Theodore Gillette has voting control as the sole shareholder of the corporate general partner

     (b) 9,077 shares owned by Gillette, Beiler & Associates, P.A. and (c) 148,987 shares owned individually. See "Certain Transactions."
 (4) Shares are owned by the Gillette Family Limited Partnership, a Nevada Limited Partnership, in which Dr. Theodore Gillette exercises voting and investment control as the sole shareholder of the corporate general partner.
 (5) Represents shares owned by the Sanchez Family Limited Partnership over which Richard L. Sanchez has voting and investment control as the majority shareholder of the corporate general partner.
 (6) Represents 360,422 shares owned by the Fontaine Industries Limited Partnership over which Peter Fontaine has voting and investment control and 1,333 shares issuable upon the exercise of stock options granted, pursuant to the Company's 1996 Stock Incentive Plan, which have vested and are fully exercisable.
 (7) Includes 108,976 owned by BSM Investment, Ltd., over which Bruce Maller has voting and investment control and 1,333 shares issuable upon the exercise of stock options granted, pursuant to the Company's 1996 Stock Incentive Plan, which have vested and are fully exercisable.
 (8) Includes 1,333 shares issuable upon the exercise of stock options granted pursuant to the Company's 1996 Stock Incentive Plan, which have vested and are fully exercisable and 69,189 shares held in escrow pending receipt by the Company of an ASC license in the state of Arizona.
 (9) Includes 1,333 shares issuable upon the exercise of stock options granted pursuant to the Company's 1996 Stock Incentive Plan, which have vested and are fully exercisable.
(10) Includes 58,670 shares owned by Mr. Block's wife and excludes 56,018 contingent shares Mr. and Mrs. Block may receive in connection with the Company's acquisition of Block Vision if certain post acquisition performance targets are met.
(11) Represents shares issuable upon the exercise of stock options granted pursuant to the Company's 1996 Stock Incentive Plan, which have vested and are fully exercisable.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table is a summary of the compensation paid or accrued by the Company for the last three fiscal years for services rendered in all capacities to the Company by the Chief Executive Officer and each of the persons who qualified as a "named executive officer" (as defined in Item 402(a)(3) of Regulation S-K under the Securities Exchange Act of 1934) during fiscal year 1997 ("Named Executive Officers"). The Company anticipates that it will pay compensation in excess of $100,000 to each of the Chief Executive Officer, Chief Financial Officer, Chief Development Officer, and the President of the Block Vision subsidiary for the year ended December 31, 1998 pursuant to certain employment agreements. See "-- Employment Agreements."

                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                                     ANNUAL          COMPENSATION
                                                  COMPENSATION          AWARDS
                                                 ---------------     ------------
                                                                      SECURITIES
                                                                     UNDERLYING/       ALL OTHER
NAME AND PRINCIPAL POSITION                      YEAR    SALARY        OPTIONS      COMPENSATION(2)
---------------------------                      ----   --------     ------------   ---------------
Theodore N. Gillette, O.D......................  1996   $189,072                        $ 8,200
  Chief Executive Officer                        1997   $220,000                        $11,138
Richard L. Sanchez.............................  1996   $143,984                        $ 5,700
  Chief Development Officer                      1997   $180,000                        $ 8,368
Richard T. Welch...............................  1996   $ 57,600(1)                          --
  Chief Financial Officer                        1997   $150,000        70,000               --

---------------

(1) Represents the salary earned by Mr. Welch for the portion of year in which he was employed by the Company.
(2) Amounts for fiscal year 1997 represent automobile allowances of $8,174 and $5,586 and premiums paid by the Company for life insurance policies of $2,964 and $2,782, for Dr. Gillette and Mr. Sanchez, respectively. Amounts for fiscal 1996 represent automobile allowances.

  Employment Agreements

     Theodore N. Gillette, O.D. and Richard L. Sanchez have each entered into Employment Agreements with the Company (the "Employment Agreements"), pursuant to which they have agreed to serve as the Company's Chief Executive Officer and Chief Development Officer, respectively. Each Employment Agreement is for a term of five years ending on September 30, 2001 and is renewable for subsequent one-year terms by mutual agreement of the parties. Dr. Gillette and Mr. Sanchez will receive annual base salaries which are subject to review by the Compensation Committee of the Board of Directors at annual intervals and may be adjusted from time to time as the Compensation Committee deems to be appropriate. Dr. Gillette and Mr. Sanchez will each be eligible for annual incentive bonuses, up to 50% of their annual base salary, in an amount to be determined by the Compensation Committee to the extent that the Company achieves certain performance measures set by the Committee. Dr. Gillette and Mr. Sanchez each waived bonuses for fiscal year 1997 in order that the Company's resources could be channeled toward the Company's growth strategy. Dr. Gillette and Mr. Sanchez are also entitled to receive stock options or other stock awards under the Company's Stock Incentive Plan to the extent that the Compensation Committee determines such awards to be appropriate. Each Employment Agreement provides that in the event that employment is terminated by the Company other than (i) for cause, (ii) upon death or disability, or (iii) upon voluntary termination by the employee, such employee will be entitled to receive from the Company monthly payments equal to one-twelfth of the employee's annual base salary for each month during the remaining term of such Employment Agreement, but not less than twenty-four months. In the event of a change in control (as defined in the Employment Agreements), each Employment Agreement provides that if such employee's employment is terminated other than for cause within twelve months following a change of control of the Company, the Company shall pay such employee thirty-six monthly payments of one-twelfth of the sum of such employee's base salary plus his previous year's bonus. Each Employment Agreement also contains a covenant not to compete with the Company for a period of twenty-four months following termination of employment.

     The Company and Richard T. Welch are parties to an Employment Agreement (the "Employment Agreement"), pursuant to which Mr. Welch has agreed to serve as Chief Financial Officer of the Company. The term of the Employment Agreement is for two years ending on August 31, 1998, and is renewable for subsequent one-year terms by mutual agreement of the parties. Under the Employment Agreement, Mr. Welch will receive an annual base salary which is subject to review by the Compensation Committee of the Board of Directors at annual intervals and may be adjusted from time to time as the Compensation Committee deems to be appropriate. Under the Employment Agreement, Mr. Welch has agreed to devote his best efforts and substantially all of his business time and services to the business and affairs of the Company. Mr. Welch will be eligible for annual incentive bonuses, up to 50% of his annual base salary, in an amount to be determined by the Compensation Committee of the Board of Directors to the extent that the Company achieves certain performance measures set by the Committee. Under the Employment Agreement, Mr. Welch received non-statutory stock options to purchase 80,000 shares of Common Stock pursuant to the Company's Stock Incentive Plan. The options are exercisable at a price of $3.11 per share and 64,000 shares became vested at the time of the Company's Initial Public Offering on August 18, 1997. The remaining 16,000 shares vest pro rata on an equal basis over a four-year period. Mr. Welch is also entitled to receive such additional stock options or other stock awards under the Company's Stock Incentive Plan to the extent the Compensation Committee determines such awards to be appropriate. The Employment Agreement provides substantially similar terms with respect to termination and changes in control as the employment agreements with Dr. Gillette and Mr. Sanchez. The Employment Agreement also contains a covenant not to compete with the Company for a period of twelve months following termination of employment.

     At the time of the Block Acquisition, Michael Block entered into an employment agreement with the Company (the "Employment Agreement"), pursuant to which he has agreed to serve as President of Block Vision, Inc., the Company's wholly-owned subsidiary. The Employment Agreement is for a term of two years ending on October 30, 1999, and is renewable for subsequent one-year terms by mutual agreement of the parties. Mr. Block will receive an annual base salary of $250,000, which is subject to review by the Compensation Committee of the Board of Directors at annual intervals and may be adjusted from time to time as the Compensation Committee deems appropriate. Under the Employment Agreement, Mr. Block has agreed to devote his best efforts and substantially all of his business time and services to the business and affairs of Block Vision. Mr. Block will be eligible for an annual incentive bonus of up to 25% of his annual base salary, if Block Vision's earnings before interest, taxes, depreciation and amortization reaches certain levels, which target levels will increase in 1999. Under the Employment Agreement, Mr. Block received non-statutory stock options to purchase 40,000 shares of Common Stock, pursuant to the Company's Stock Incentive Plan. The options are exercisable at a price of $13.20 per share and vest pro rata on an equal basis over a four-year period subject to acceleration upon the occurrence of certain events. In the event 25% of Block Vision's capitated lives are expanded to include medical and surgical services, 50% of the unvested options would vest at such time and in the event that 50% of Block Vision's capitated lives are expanded to include medical and surgical services, all remaining options will vest at such time. Mr. Block is also entitled to receive such additional stock options or other stock awards under the Company's Stock Incentive Plan to the extent determined by the Compensation Committee as successful integration and growth of Block Vision occurs. The Employment Agreement provides substantially similar terms with respect to termination and changes in control as the employment agreements with Dr. Gillette and Mr. Sanchez. The Employment Agreement also contains a covenant not to compete with the Company for a period of three years following termination of employment.

  Stock Options

     The Company has options outstanding under its 1996 Stock Incentive Plan (the "Stock Incentive Plan"). Options granted are for the right to acquire the Company's Common Stock. The following tables provide information concerning (i) options granted to the Named Executive Officers under the Stock Incentive Plan during 1997 and (ii) aggregate share option exercises in 1997 and year-end option values for unexercised stock options held by each of the Named Executive Officers. The Company did not grant any stock appreciation rights during 1997.
                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                               ----------------------------------------------------   POTENTIAL REALIZABLE VALUE
                                               % OF TOTAL                              AT ASSUMED ANNUAL RATES
                                  NUMBER        OPTIONS                                     OF STOCK PRICE
                               OF SECURITIES   GRANTED TO    EXERCISE                        APPRECIATION
                                UNDERLYING     EMPLOYEES        OR                        FOR OPTION TERM(2)
                                  OPTIONS      IN FISCAL    BASE PRICE   EXPIRATION   --------------------------
NAME                              GRANTED       YEAR(1)     ($/SHARE)       DATE          5%             10%
----                           -------------   ----------   ----------   ----------   -----------    -----------
Theodore N. Gillette.........          0            --           --              --    $     --       $     --
Richard L. Sanchez...........          0            --           --              --          --             --
Richard T. Welch (3).........     20,000           5.5%       10.00      07/01/2007     125,779        318,748
                                  50,000          13.8%       11.38      10/27/2007     357,841        906,839

---------------

(1) Based upon 362,496 shares of Common Stock underlying stock options, granted during 1997.
(2) The U.S. dollar amounts under these columns are the result of calculations at 5% and 10% which reflect rates of potential appreciation set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's Common Stock price. The gains reflect a future value based upon growth at these prescribed rates. It is important to note that options have value to recipients only if the Company's stock price advances beyond the grant date price shown in the table during the effective option periods.
(3) Mr. Welch was granted options to purchase 20,000 and 50,000 shares of Common Stock in July and October of 1997, respectively.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                  UNDERLYING                   IN-THE-MONEY
                                SHARES                      UNEXERCISED OPTIONS AT              OPTIONS AT
                               ACQUIRED                        DECEMBER 31, 1997           DECEMBER 31, 1997(2)
                                  ON           VALUE      ---------------------------   ---------------------------
NAME                          EXERCISE(1)   REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          -----------   -----------   -----------   -------------   -----------   -------------
Richard T. Welch............      --            --          68,000         82,000        $417,520        $73,680

---------------

(1) There were no options exercised during fiscal year 1997 by any Named Executive Officer.

(2) Based upon the Company's closing stock price of $9.25 at December 31, 1997.

     The Stock Incentive Plan authorizes the Company to grant eligible officers, employees, consultants and directors of the Company awards consisting of options to purchase shares of Common Stock, stock appreciation rights, shares of restricted stock or performance shares. The Compensation Committee has the discretion to select the particular officers, employees and consultants who will receive awards. At April 29, 1998, approximately 1,250 officers and employees of the Company were eligible to participate. The particular terms of the stock options and other awards granted to eligible employees will be established by the Compensation Committee within the limitations set forth in the provisions of the Stock Incentive Plan. Eligible employees and other participants generally are not required to provide the Company with consideration for the awards (other than their services), but stock options will require the optionees to pay an option exercise price based on the fair market value of the shares of common stock at the time the grant of the options was approved by the Compensation Committee. Stock options granted to employees under the Stock Incentive Plan may be either Stock Options intended to qualify as Incentive Stock Options under
Section 422 of the Internal Revenue Code or nonstatutory Stock Options which do not so qualify. Stock Options will expire no later than the tenth anniversary of the date of grant and become exercisable under such vesting schedules as may be established by the Compensation Committee. Vesting of the awards granted under the Stock Incentive Plan may be accelerated in the event of a change in corporate control, as defined in and upon the terms of the Stock Incentive Plan. The Compensation Committee has discretionary authority to accelerate the vesting of stock options and other awards in any other circumstances it determines to be appropriate, and the stock option agreements under the Stock Incentive Plan may provide for accelerated vesting upon death, disability, and, in some cases, termination of employment without cause.

     The Stock Incentive Plan can be amended by the Board from time to time in any manner the Board deems to be advisable, except that the Board must obtain shareholder approval for amendments that require shareholder approval under the federal tax or securities laws or the NASDAQ National Market System stock exchange, including amendments to increase the aggregate number of shares available for issuance under the Stock Incentive Plan.

     If the amendment to the Stock Incentive Plan described in Proposal 2 is approved, the stock available for issuance pursuant to awards under the Stock Incentive Plan will consist of 1,600,000 shares of Company's shares of common stock. The last reported sales price of a share of Common Stock on the Nasdaq Stock Market's National Market on April 29, 1998 was $9.625.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company did not have a Compensation Committee until shortly after the Company's Initial Public Offering, prior thereto executive compensation was determined by the Company's Chief Executive Officer, Theodore N. Gillette. The current members of the Company's Compensation Committee are Theodore N. Gillette, Herbert V. Pegues, II, M.D., and Peter Fontaine. Messrs. Pegues and Fontaine were appointed to the Committee following the Company's Initial Public Offering. Neither Mr. Pegues nor Mr. Fontaine has at any time been an officer of the Company. The Company borrowed $3.0 million from Mr. Fontaine pursuant to a Promissory Note dated June 1996 (the "Fontaine Note") bearing interest at 8% per annum. The Fontaine Note was repaid in full from the proceeds of the Initial Public Offering. In addition, the Company borrowed $200,000 and $500,000 from Mr. Fontaine in November and December 1996, respectively, for working capital pursuant to unsecured promissory notes bearing interest at 8.5% per annum. The unsecured promissory notes were repaid in full from the net proceeds from the Initial Public Offering.

     The information contained in the following sections entitled "Report of the Compensation Committee" and "Performance Graph" are not deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulation A under the Securities Act of 1933, or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

REPORT OF THE COMPENSATION COMMITTEE

     In accordance with rules adopted in 1992 by the Securities and Exchange Commission, as amended in 1993, the Compensation Committee of the Board of Directors of the Company, consisting of Directors Theodore N. Gillette, Peter Fontaine and Herbert U. Pegues, II, M.D., as the members thereof (the "Committee") offer this report regarding compensation policies for executive officers and the Chief Executive Officer of the Company. The overall goal of the Committee is to develop executive compensation policies and practices which are consistent with and linked to the Company's business objectives which include the goal of maximizing shareholder value over time. In structuring the compensation of executive officers the Committee seeks to adhere to the following principles:

          FIXED COMPENSATION: A significant portion of compensation is fixed and is based upon employment agreements with such individuals taking into consideration other similarly situated companies;

          EQUITY BASED: The interests and focus of management should be aligned with those of stockholders through the use of equity-based incentive awards to link a portion of compensation to the Company's stock performance;

          MANAGEMENT RETENTION: The Company's executive compensation should be structured so as to attract and retain individuals who are capable of leading the Company toward the achievement of its objectives; and

          AT RISK: A portion of pay should be linked to achievement of performance goals by the Company.

     These principles apply to compensation policies for all executive officers of the Company. The Committee does not follow the principles in any particular order, rather experience and judgment are applied in determining the appropriate mix of compensation for each individual executive. Annual compensation for executive officers is determined by the Committee, subject to the terms of any applicable employment agreement negotiated between an officer and the Company.

     During fiscal year 1997, the Company's Chief Executive Officer, Dr. Theodore N. Gillette's annual compensation was based upon his employment agreement and is principally fixed. The Chief Executive Officer's compensation in subsequent years will be based upon the Committee's subjective evaluation of the Chief Executive Officer's responsibilities, individual performance, growth of the Company, earnings of the Company and increases in the cost of living. The Committee is not expected to give particular weight to a specific factor or use a formula in determining any bonus that may be paid to the Chief Executive Officer or any adjustment to his annual salary or other long-term compensation awards. The Committee did not provide any incentive based compensation to the Chief Executive Officer in 1997 due primarily to the level of his beneficial ownership of Company stock.

     During fiscal year 1997, the compensation for the Company's other executive officers was set by the Committee pursuant to existing employment agreements. Much of such compensation is based upon fixed salary. The Committee and Board have and may continue in the future to grant officers of the Company stock options when such grants are deemed appropriate. The Compensation Committee expects that stock options so granted will be at exercise prices based upon the fair market value of the Company's Common Stock on the date of grant. Cash bonuses may be earned by certain executive officers based upon financial performance standards established by the Committee or as set forth in their employment agreement.

     The Committee believes its executive compensation principles and policies described above serve the interests of the Company and its shareholders.

                                          Respectfully submitted,
                                          The Compensation Committee

                                          Theodore N. Gillette
                                          Peter Fontaine
                                          Herbert U. Pegues, II, M.D.

PERFORMANCE GRAPH

     Rules promulgated by the SEC require that the Company include in this Proxy Statement a line graph which compares the yearly percentage change over the past five years in cumulative total stockholder return on the Common Stock with (i) the performance of a broad equity market index, and (ii) the performance of a published industry index or peer group index. As the Company did not consummate its Initial Public Offering of Common Stock until August 18, 1997, there was no active public market for the Company's Common Stock prior to that time. On August 18, 1997, the opening price per share of the Company's Common Stock was $10.00 and on such date the price closed at $9.50 per share. Accordingly, the following graph compares the percentage change in the return on the Common Stock for the period from August 18, 1997 to December 31, 1997 with the cumulative total return on the Center for Research in Security Prices ("CRSP") Index for the Nasdaq Stock Market (U.S. Companies) and the CRSP Index for Health Services for the same period. The graph assumes the investment of $100 on August 18, 1997 and the reinvestment of any dividends.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                FOR THE PERIOD AUGUST 18, 1997 TO DECEMBER 1997
           AMONG VISION TWENTY-ONE, INC., CRSP NASDAQ U.S. INDEX AND
                           CRSP HEALTH SERVICES INDEX



                                    [GRAPH]

                                                                              CRSP
                                                                             NASDAQ
                                                                             STOCK
                                                           VISION         MARKET (U.S.      CRSP HEALTH
               MEASUREMENT PERIOD                       TWENTY-ONE,        COMPANIES)         SERVICES
             (FISCAL YEAR COVERED)                          INC.             INDEX             INDEX
                   08/19/97                               $100.000          $100.000          $100.000
                   08/29/97                               $127.778          $ 99.263          $100.892
                   09/30/97                               $150.000          $105.135          $109.411
                   10/31/97                               $127.778          $ 99.693          $102.264
                   11/28/97                               $106.250          $100.192          $ 97.783
                   12/31/97                               $102.778          $ 98.621          $ 98.335

Note: The stock price performance shown on the graph above is not necessarily indicative of future price performance.

                              CERTAIN TRANSACTIONS

     The information set forth herein briefly describes transactions since the beginning of the Company's last fiscal year between the Company and its directors, officers and 5% stockholders. These transactions have been approved by the Company's Board of Directors. Transactions after the Company's Initial Public Offering, if any, with affiliated parties were approved by a majority of the Company's independent directors and were on terms no less favorable to the Company than those that could be obtained from unaffiliated parties.

     As part of a reorganization of the Company in November 1996, the Company completed an acquisition of all the outstanding stock of Vision 21 Managed Eyecare of Tampa Bay, Inc. in exchange for a certain number of shares of Common Stock of the Company. In addition, in November 1996, the Company completed an acquisition of all of the outstanding stock of Dr. Gillette & Associates, Inc. (renamed Vision 21 Physician Practice Management Company). The shareholders of these entities acquired by the Company were Theodore Gillette, Richard Sanchez and Peter Fontaine. Dr. Gillette and Mr. Sanchez are executive officers and directors of the Company and Mr. Fontaine is a director of the Company. In connection with these transactions, Messrs. Gillette, Sanchez and Fontaine received an aggregate of 1,724,574, 600,302 and 360,442 shares of Common Stock, respectively.

     Effective December 1, 1996, the Company acquired all the business assets of Gillette, Beiler & Associates, #6965 P.A. ("G&A"), a Florida professional association owned in part by Theodore Gillette, an executive officer and director of the Company, with nine optometry offices located in Tampa, Port Richey, Clearwater, St. Petersburg, Palm Harbor and Seminole, Florida. As consideration for the acquisition, G&A received 373,971 shares of Common Stock, of which Dr. Gillette is the beneficial owner of 196,064 shares, and a promissory note in the amount of $416,103, which bears interest at 8% per annum. The promissory note was repaid in full from the net proceeds of the Initial Public Offering.

     The Company has an agreement to provide practice management services to G&A, pursuant to which G&A made payments of $392,206, $423,890 and $538,982 in 1994, 1995 and 1996, respectively. In December 1996, the Company and G&A entered into a new Management Agreement pursuant to which the Company provides practice management services for a management fee equal to a gross percentage of the revenue of G&A's eye care practice. Payments earned by the Company under the new Management Agreement in the year ended December 31, 1997 were approximately $1.2 million.

     The Company borrowed $3.0 million from Mr. Fontaine pursuant to a Promissory Note dated June 1996 (the "Fontaine Note") bearing interest at 8% per annum. The Fontaine Note was repaid in full from the proceeds of the Initial Public Offering. In addition, the Company borrowed $200,000 and $500,000 from Mr. Fontaine in November and December 1996, respectively, for working capital pursuant to unsecured promissory notes bearing interest at 8.5% per annum. The unsecured promissory notes were repaid in full from the net proceeds from the Initial Public Offering.

     Effective December 1, 1996, the Company acquired all the business assets of Lindstrom, Samuelson and Hardten Ophthalmology Associates, P.A. ("Lindstrom P.A."), in which Dr. Lindstrom owns a majority interest, at a purchase price of 247,108 shares of Common Stock of the Company, of which Lindstrom received 151,732 shares, and a promissory note in the amount of $460,416 bearing interest at 8% per annum. The shares are subject to certain registration rights. In connection with the acquisition, Lindstrom P.A. and the Company entered into a Management Agreement which provides for a management fee of 30% of the amounts remaining after certain expenses are paid as set forth in the Management Agreement. The Company earned fees of approximately $526,000 under the Management Agreement in the year ended December 31, 1997. The promissory note was repaid in full from the net proceeds of the Initial Public Offering.

     Effective December 1, 1996, the Company acquired all the business assets of Eye Institute of Southern Arizona, P.C. ("Eye Institute"), an Arizona professional corporation located in Tucson, Arizona and engaged in the provision of ophthalmology services. Jeffrey I. Katz, M.D., a director of the Company, owns a 50% interest in Eye Institute. The acquisition was accomplished by a merger of Eye Institute into the Company's wholly-owned subsidiary, Vision 21 of Southern Arizona, Inc. As consideration for the acquisition, Dr. Katz received 198,306 shares of Common Stock. The shares are subject to certain registration rights. As a result of the merger of Eye Institute with and into Vision 21 of Southern Arizona, Inc., Vision 21 of Southern Arizona, Inc. assumed Eye Institute's role as business manager under a Management Agreement between Eye Institute and Vital Sight, P.C., a newly-formed Arizona professional corporation to which Eye Institute had transferred its medical assets prior to the merger. The Management Agreement provides for a management fee of 35% of the amounts remaining after certain expenses are paid as set forth in the Management Agreement. The

Company earned fees of $564,000 under the Management Agreement in the year ended December 31, 1997. The Company, the former shareholders of Eye Institute and certain other related entities closed in escrow an agreement dated as of July 31, 1997 to transfer certain ASC assets from Vital Sight, P.C. and such shareholders' limited liability company to Vision 21 of Southern Arizona, Inc. When the State of Arizona approves Vital Sight, P.C.'s application for a license to conduct an ASC business, all income associated with such ASC business shall be subject to the business management fee and until such time, the Company receives a fee approximately equal to the business management fee. The Company received fees of approximately $111,000 for the year ended December 31, 1997. The Company's obligation to purchase the ASC business shall terminate if the ASC license is not obtained within eighteen months of the closing date of the merger of Eye Institute into Vision Twenty-One of Southern Arizona, Inc. As consideration for this ASC transaction, Dr. Katz will be entitled, subject to post-closing adjustments, to receive 69,169 shares of Common Stock.

     Effective October 31, 1997, the Company acquired all of the stock of BBG-COA, Inc., a corporation in which Michael P. Block, President of Block Vision, Inc., and his wife owned a 25.6% interest, for a total purchase price of approximately $35.0 million consisting of cash and Common Stock of which Mr. Block received his pro rata share. The shares are subject to certain registration rights. Additionally, Mr. and Mrs. Block may receive up to an additional 56,018 shares of Common Stock contingent upon Block Vision successfully attaining certain 1998 targets agreed to as part of the Block Acquisition.

2.  PROPOSAL TO ADOPT AMENDMENT TO STOCK INCENTIVE PLAN

     The Stock Incentive Plan, as originally approved, authorizes 933,333 shares of the Company's Common Stock to be issued to eligible employees, consultants and directors of the Company and its subsidiaries as restricted stock awards or upon the exercise of stock options. During 1996 and 1997, the number of employees eligible to participate in the Stock Incentive Plan, and the number of options granted, increased dramatically as the Company completed numerous significant acquisitions. As of April 28, 1998, stock options to purchase all of the available shares under the Stock Incentive Plan had been granted to an aggregate of approximately 142 eligible employees, consultants and directors. Accordingly, no shares remain available for awards to any additional officers, key employees or consultants first employed or retained by the Company during 1998 or subsequent years. In addition, there are no current plans by the Company to make any immediate awards to any of the Company's named executive officers.

     The Board of Directors believes it is necessary to amend the Stock Incentive Plan to increase the number of shares that may be issued under the Stock Incentive Plan, in order to continue to provide adequate stock option and other equity-based awards to the new key employees the Company anticipates hiring as it continues to complete new acquisitions and expand its operations over the next several years. The proposed amendment would immediately increase the number of shares available under the Stock Incentive Plan by 500,000 shares, to a total of 1,433,333 shares. If approved, this amendment authorizes sufficient shares to provide for the awards the Company currently anticipates will be made in the near future.

     The stock options provided to eligible employees, consultants and directors under the Stock Incentive Plan will permit these individuals to purchase shares of the Company's Common Stock at an option purchase price equal to the fair market value of a share of the Company's Common Stock as of the date the option was granted. On April 28, 1998, the last reported sales price for Common Stock on the NASDAQ was $9.625 per share. Since the granting of future options will be at the discretion of the Compensation Committee, it is not possible to determine at the present time when and how awards will be made with the additional shares that will become available if the proposed amendment to the Stock Incentive Plan is approved.

     A complete copy of the amendment to the Stock Incentive Plan is attached to this Proxy Statement as Appendix A. The discussion of the Amendment is qualified in its entirety by reference to Appendix A.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S STOCK INCENTIVE PLAN.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting will be required for approval of the proposed amendment.

3. PROPOSAL TO GIVE THE BOARD OF DIRECTORS THE AUTHORITY TO REALLOCATE UNUSED SHARES RESERVED FOR ISSUANCE UNDER ITS 1996 AFFILIATED PROFESSIONALS STOCK PLAN AND THE 1996 STOCK INCENTIVE PLAN

     The Company currently has reserved for issuance under its 1996 Affiliated Professionals Stock Plan (the "Professionals Stock Plan") and its Stock Incentive Plan (collectively the "Plans") an aggregate of 1,600,000 shares of Common Stock. Of these 1,600,000 shares, 666,667 were reserved for issuance under the Professionals Stock Plan, however, only approximately 134,000 shares have been utilized by the Company pursuant to stock options granted to affiliated professionals. In light of the Company's underutilization of shares reserved for issuance under the Professionals Stock Plan, the Company's Board of Directors determined that the ability to use shares reserved under either Plan would provide the Board of Directors with greater flexibility in its administration and use of the Plans. The Board of Directors therefore believes that it would be in the best interest of the Company if the unused shares reserved for issuance under either of the Company's two Plans could be reallocated between the Plans for issuance pursuant to stock options granted under either Plan.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" APPROVAL OF THE PROPOSAL TO GIVE THE BOARD OF DIRECTORS THE AUTHORITY TO REALLOCATE UNUSED SHARES RESERVED FOR ISSUANCE UNDER ITS PROFESSIONALS STOCK PLAN AND STOCK INCENTIVE PLAN BETWEEN SUCH PLANS.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Meeting will be required for the approval of the proposal.

4.  RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Company has engaged the firm of Ernst & Young LLP, independent certified public accountants, to report upon the financial statements included in the Annual Report submitted herewith. A representative from said firm will be in attendance at the Meeting, will have the opportunity to make a statement if desired, and will be available to respond to any questions from those in attendance. The Company has appointed Ernst & Young LLP to report upon its 1998 financial statements, subject to ratification of such appointment by the Stockholders at the Meeting. Stockholder ratification of the Company's independent certified public accountants is not required by the Company's By-Laws or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice. If the Stockholders do not ratify this appointment, other certified public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy, and entitled to vote at the Meeting will be required to ratify the appointment of Ernst & Young LLP.

5.  OTHER BUSINESS

     Management of the Company does not know of any other business that may be presented at the Meeting. If any matter not described herein should be presented for Stockholder action at the Meeting, the persons named in the enclosed Proxy will vote the shares represented thereby in accordance with their best judgment.

                           STOCKHOLDER PROPOSALS FOR
                    PRESENTATION AT THE 1999 ANNUAL MEETING

     The Board of Directors requests that any stockholder proposals intended for presentation at the 1999 Annual Meeting be submitted to Richard L. Sanchez, Secretary, in writing no later than January 8, 1999, for consideration for inclusion in the Company's proxy materials for such meeting.

     The Company's By-Laws require certain advance notice to the Company of any nominations by stockholders of persons to stand for election as directors at stockholders' meetings. Notice of director nominations must be timely given in writing to the Secretary of the Company prior to the meeting at which the directors are to be elected. To be timely, notice must be received at the principal executive offices of the Company not less than 60 nor more than 90 days prior to the meeting of stockholders; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

     A stockholder's notice with respect to a director nomination must set forth
(i) certain information about the nominee, (ii) the consent of the nominee to serve as a director if elected, (iii) the name and record address of the nominating stockholder, (iv) the class or series and number of shares of the Company which are beneficially owned by such stockholder, (v) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person pursuant to which the nominations are to be made,
(vi) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named, and (vii) certain other information.

     The complete By-Law provisions governing these requirements are available to any stockholder without charge upon request from the Secretary of the Company.

                                          By Order of the Board of Directors

                                          /s/ Richard L. Sanchez
                                          RICHARD L. SANCHEZ
                                          Secretary

Dated: May 8, 1998

                                                                      APPENDIX A

                             FIRST AMENDMENT TO THE
                            VISION TWENTY-ONE, INC.
                           1996 STOCK INCENTIVE PLAN

     Vision Twenty-One, Inc., a Delaware corporation (the "Company") hereby amends the Vision Twenty One, Inc. 1996 Stock Incentive Plan (the "Plan") in the manner set forth in the terms of this Amendment (the "Amendment"). Capitalized terms used in this Amendment and not otherwise defined shall have the definitions set forth in the Plan.

     1. Purpose of the Amendment. The purpose of this Amendment is to increase the number of shares of the Company's common stock reserved for issuance under the Plan from 933,333 to 1,433,000 shares, and to authorize the Board of Directors to reallocate shares of the common stock reserved for issuance under the Company's Affiliated Professionals Stock Plan but not used for grants under that Plan to increase the number of shares reserved under this Plan.

     2. Authority for the Amendment. Section 12.1 of the Plan provides that, to the extent permitted by law, the Board of Directors of the Company may at any time and from time to time amend the Plan in such respects as it shall deem advisable, subject to the requirement that the Board of Directors obtain stockholder approval of any amendment for which such stockholder approval is required by law, including any amendment to increase the aggregate number of shares of Common Stock which may be issued under the Plan.

     3. Amendment to Section 9.1. Section 9.1(a) of the Plan shall be amended by adding the following provision to the end thereof:

          Notwithstanding the foregoing, the Board of Directors is authorized to increase the number of shares reserved for issuance under this Plan by reallocating to this Plan a number of shares not greater than the number of shares reserved for issuance under the Company's Affiliated Professionals Stock Plan which have not previously been used for awards granted under the Affiliated Professional Stock Plan, and reducing the number of shares reserved for issuance under the Affiliated Professionals Stock Plan accordingly.

The effectiveness of this Amendment to Section 9.1 set forth in this Paragraph 3 shall be conditioned upon approval by the Company's stockholders of Proposal 3 at the 1998 Annual Meeting of Stockholders.

     4. Amendment to Section 9.1. Section 9.1(a) of the Plan shall be further amended by restating the first sentence thereof to read as follows:

          (a) Shares of Common Stock which may be issued pursuant to Options, SARs, Restricted Stock awards or Performance Share awards granted under the Plan may be either authorized and unissued shares of Common Stock or shares of Common Stock held by the Corporation as treasury stock. The number of shares of Common Stock which may be issued under this Plan shall not exceed 1,433,000 shares of Common Stock, subject to such adjustments as may be made pursuant to Section 9.2.

The effectiveness of this Amendment to Section 9.1 set forth in this Paragraph 4 shall be conditioned upon approval by the Company's stockholders of Proposal 2 at the 1998 Annual Meeting of Stockholders.

     5. Ratification of the Plan. In all other respects, the Plan, as amended to date, is hereby ratified, approved and confirmed.

     IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Company, has hereby executed this Amendment to the Plan on behalf of the Company this 1st day of April, 1998, as directed and approved by the Board of Directors of Vision Twenty-One, Inc.

                                          VISION TWENTY-ONE, INC.

                                          By:/s/  Richard T. Welch
                                             ----------------------------

                                   APPENDIX B

                            VISION TWENTY-ONE, INC.
                             7209 BRYAN DAIRY ROAD
                              LARGO, FLORIDA 33777
   PROXY FOR THE 1998 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 8, 1998

    The undersigned, having received notice of the Annual Meeting of Vision Twenty-One, Inc. (the "Company") to be held at 10:00 a.m. (Eastern Time), on June 8, 1998 (the "Meeting"), hereby designates and appoints Theodore N. Gillette, O.D. and Richard L. Sanchez, and either of them with authority to act
without the other, or                     , as proxies for the undersigned, with
full power of substitution and resubstitution, to vote all of the shares of Common Stock which the undersigned is entitled to vote at the Meeting and at any adjournment thereof, such proxies being directed to vote as specified on the reverse side.

    In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

    THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY AND WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THE ABOVE NAMED PROXIES WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF, PROVIDED THAT THIS PROXY WILL NOT BE VOTED TO ELECT MORE THAN THREE DIRECTORS.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING MATTERS. PLEASE MAKE AN "X" IN ONE SPACE. TO BE EFFECTIVE, THIS PROXY MUST BE DEPOSITED AT THE COMPANY'S REGISTRARS NOT LATER THAN 48 HOURS BEFORE THE TIME APPOINTED FOR THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                        (Continued on the reverse side)

1. Proposal to elect the following three (3) nominees as Directors: Richard T. Welch, Herbert U. Pegues, II, M.D. and Jeffrey I. Katz, M.D.

     [ ] FOR                                                     [ ]  WITHHELD

    FOR, EXCEPT VOTE WITHHELD FOR THE FOLLOWING NOMINEE(S):

--------------------------------------------------------------------------------

2.  Proposal to approve the amendment to the Stock Incentive Plan.
    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

3. Proposal to give the Board of Directors the authority to reallocate unused shares reserved under the Professionals Stock Plan and Stock Incentive Plan between such plans.
    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

4. Proposal to ratify Ernst & Young LLP as the Company's independent auditors until the conclusion of the 1999 Annual Meeting.

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

                                                  Dated:                  , 1998
                                                        ------------------

                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Signature if held jointly

IMPORTANT: Please sign exactly as your name appears on this proxy and mail promptly in the enclosed envelope. If you sign as agent or in any other capacity, please state the capacity in which you sign.

                                       B-1